UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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KushCo Holdings, Inc.
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On July 28, 2021, Nicholas Kovacevich, Chairman and Chief Executive Officer of KushCo Holdings, Inc. (“KushCo”), participated in an interview with Benzinga, regarding the proposed merger of KushCo and Greenlane Holdings, Inc. The article describing the interview as it appeared on https://www.benzinga.com/markets/cannabis/21/07/22249720/skys-the-limit-for-the-merger-of-2-of-cannabis-industrys-biggest-accessory-players is provided below and includes a link to the interview.
Sky's the Limit for the Merger of 2 of Cannabis Industry's Biggest Accessory Players

by Mark Gilman
July 30, 2021 10:53 am

The merger of 2 of the cannabis industry's biggest premium accessory companies, KushCo Holdings Inc. (OTCQX:KSHB) and Greenlane Holdings Inc. (NASDAQ:GNLN) , is on track to "take advantage of a cannabis industry that's booming," KushCo Founder, Chairman and CEO Nick Kovacevich told Benzinga.

KushCo is a premier provider of ancillary products and services to the legal cannabis and CBD industries, serving a diverse customer base consisting of leading multistate operators (MSOs), licensed producers and brands. The merger agreement, which Kovacevich said is still a month away, comes as the 2 companies strategically anticipate eventual national cannabis legalization. Currently, 19 states, Washington, D.C., and Guam have made recreational marijuana legal.

Kovacevich spoke exclusively to Benzinga about the merger and what's ahead for the combined companies. The following are some of the highlights of the Benzinga video interview. You can watch the entire interview here.

"The vote is going extremely well, and people are fired up about this merger, including myself. We still have another month before our shareholders' meeting, which is August 26, but we're encouraging everybody to vote now. We're getting a resoundingly positive response. Ninety-seven percent of the votes coming in so far are voting in favor of the merger so our shareholders are fired up, we're fired up.

We're ready to get this merger completed and move on to the next phase, which is going to be the hardest part of the merger and that's the execution. But, we're certainly up for the challenge. KushCo is asking its shareholders to vote for the transaction, and we need 51% to approve. Greenlane is doing the same. Greenlane shareholders should have already received proxy materials.

This is a historic merger and would bring together 2 of the longest-standing ancillary companies in the industry. Greenlane has over 15 years of experience, and KushCo has over a decade. We are coming together into one family with a global opportunity to take advantage of a cannabis industry that's booming.

There's no one out there really doing quite well as we are in the industry, and we think this is a rare and unique opportunity. We feel that the future is brighter than ever, especially as we look to effectuate this merger."

Excited About the Future

"I'll hit a couple of the highlights. No. 1, the companies are looking to get profitable very quickly. KushCo's done a lot of work and plugged it into positive adjusted earnings before interest, taxes, depreciation and amortization territory for the 1st time in 3 years. A few quarters ago, Greenlane was on the same path. Together we'll be able to pull off $15 to $20 million of cost, which really accelerates that path to profitability. We're going to complement that with organic growth.

We've also got a great synergistic customer base. KushCo is working with a lot of the leading MSOs. In addition to their production, which is what KushCo uses to sell their products upstream, these MSOs also have retail stores downstream, which are perfect homes for the Greenlane product suite. So we look to use that cross-selling across both of our networks to really grow the revenue organically and to complement that with a nice acquisition strategy where we can use inorganic growth to continue to add revenue.

We're super excited about the pipeline of acquisition in that what we have is a proforma company, and we can actually own a lot of these brands ourselves. It gives us a much higher margin profile, and it also gives us the opportunity to be much more profitable as a combined company and increase our value in the marketplace. Post close, we've been doing a lot of planning and a lot of preparing, and like I said, we're really ready for the challenge."

For more information on the pending merger between KushCo and Greenlane, visit www.greenlanekushcotogether.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on management’s current expectations, beliefs and assumptions. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the proposed merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed merger; (4) risks that the proposed transaction disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the proposed merger; and (6) the amount of the costs, fees, expenses and charges related to the proposed merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended August 31, 2020 and December 31, 2020, respectively, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the proposed merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither KushCo nor Greenlane is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.

Important Information for Investors and Stockholders

In connection with the proposed merger, Greenlane has filed with the SEC a registration statement on Form S-4 (File No. 333-256582) (as amended, the “Registration Statement”) that was declared effective by the SEC on July 2, 2021. The Registration Statement includes a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane. The definitive joint proxy statement was mailed to KushCo stockholders on or about July 6, 2021. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com.

Participants in Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction with Greenlane. KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.